EXHIBIT A

THE STATE OF TEXAS	§
	§	SS
COUNTY OF DALLAS	§

The undersigned, being duly sworn, deposes and says that he has duly executed the attached Amendment No. 2 to the Application for an order pursuant to Sections 6(b) and 6(e) of the Investment Company Act of 1940, as amended, for and on behalf of WINCO Asset Services, Inc., the sole general partner of WINCO Investment Partnership 2008 L.P. as of this 24th day of June, 2010; that he is the President of WINCO Asset Services, Inc.; and that all action necessary to authorize deponent to execute and file such instrument has been taken. Deponent further says that he is familiar with such instrument, and the contents thereof and that the facts therein set forth are true to the best of his knowledge, information and belief.

WINCO INVESTMENT PARTNERSHIP 2008 L.P.

By:	WINCO ASSET SERVICES, INC., Its Sole General Partner

	By:	/s/ Thomas R. Helfand
Thomas R. Helfand President

Subscribed and sworn to before me on this 24th day of June, 2010.

/s/ Jerrie E. Steeley
Notary Public in and for the State of Texas [SEAL]

A-1

THE STATE OF TEXAS	§
	§	SS
COUNTY OF DALLAS	§

The undersigned, being duly sworn, deposes and says that he has duly executed the attached Amendment No. 2 to the Application for an order pursuant to Sections 6(b) and 6(e) of the Investment Company Act of 1940, as amended, for and on behalf of Winstead PC as of this 24th day of June, 2010; that he is the President of Winstead PC; and that all action necessary to authorize deponent to execute and file such instrument has been taken. Deponent further says that he is familiar with such instrument, and the contents thereof and that the facts therein set forth are true to the best of his knowledge, information and belief.

WINSTEAD PC

By:	/s/ Denis C. Braham
Denis C. Braham President

Subscribed and sworn to before me on this 24th day of June, 2010.

/s/ Susan R. Powers
Notary Public in and for the State of Texas [SEAL]

A-2